EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Advaxis, Inc., on Form S-8, (File No. 333-130080) and Form S-3 (File No. 333-194009) of our report dated January 5, 2015, with respect to our audits of the financial statements of Advaxis, Inc., as of October 31, 2014 and 2013 and for the years then ended, which report is included in this Annual Report on Form 10-K of Advaxis, Inc., for the year ended October 31, 2014.

/s/ Marcum llp
Marcum llp
New York, NY
January 5, 2015